Exhibit 10(a)5
EIGHTH AMENDMENT TO THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN

WHEREAS, Southern Company Services, Inc. heretofore established and adopted the Southern Company Supplemental Benefit Plan, as amended and restated effective June 30, 2016 (the “Plan”);
WHEREAS, under Section 6.2 of the Plan, the Benefits Administration Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company (as defined in the Plan), or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Administrative Committee, by Resolution on November 8, 2021, has determined it is appropriate to amend the Plan to provide for cessation of active participation for employees of Sequent Energy Management, LP and Sequent Energy Canada Corp. who are no longer Employees due to the divestiture that occurred on July 1, 2021, and to provide for full vesting for the benefits of such employees.
NOW, THEREFORE, effective as specified herein, the Plan is hereby amended as follows:
1.
The Plan is hereby amended by adding a new paragraph (g) to Section 4.3, as follows:
(g)    Sequent.
(1)    Cessation of Participation. Effective as of July 1, 2021, (i) Sequent Energy Management, LP and Sequent Energy Canada Corp. and their direct and indirect subsidiaries will cease to be affiliated companies of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Sequent Energy Management, LP and Sequent Energy Canada Corp., will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 1, 2021, Participants who cease to be Employees due to the sale of Sequent Energy Management, LP and Sequent Energy Canada Corp. will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.
2.
Except as amended herein by this Eighth Amendment, the Plan shall remain in full force and effect.

SGR/26151365.1

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Eighth Amendment to the Southern Company Supplemental Benefit Plan, as amended and restated as of June 30, 2016, this 1st day of December, 2021.

BENEFITS ADMINISTRATION COMMITTEE

By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

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SGR/26151365.1